Exhibit 99.1

NeuroBo Pharmaceuticals Reports Full Year 2022 Financial Results

Company Pipeline to Focus on Cardiometabolic Disease

Cash and Cash Equivalents to Fund the Company into 2024

BOSTON, March 30, 2023 – NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO), a clinical-stage biotechnology company primarily focused on cardiometabolic diseases, today announced financial results for the year ended December 31, 2022.

“During 2022, we completed our planned shift in strategic direction with the acquisition of two very promising cardiometabolic assets that address the enormous nonalcoholic steatohepatitis (NASH), obesity and type 2 diabetes markets,” stated Joe Hooker, Interim President and Chief Executive Officer of NeuroBo. “As previously announced, in November 2022, we acquired an exclusive global license (other than in Korea) to these assets from Dong-A ST Co., Ltd. ("Dong-A").  In connection with the license, Dong-A became our largest shareholder and demonstrated their commitment as our  long-term strategic partner with a $15 million private investment in NeuroBo. The promise of the new assets was further evidenced by the concurrent $17.3 million public offering, which we completed in an extremely challenging capital markets environment. We are now uniquely positioned, with a cash runway that should take the company into 2024 including the initiation of a phase 2a study of DA-1241 in NASH in the third quarter of 2023 and continuing enrollment into 2024 with data expected in the second half of 2024. We also intend to advance DA-1726 through the Investigational New Drug (IND) process, with the goal of initiating a phase 1a safety study in the first half of 2024, for which data would be expected in the second half of 2024. We are excited about the new direction of the company as well as the potential of these assets and look forward to executing on these new pipeline programs.”

Management also noted that the Company’s Board of Directors had determined to focus the Company’s financial resources and attention on the development of DA-1241 for NASH and type 2 diabetes and DA-1726 for NASH and obesity.  The Company intends to continue to consider licensing and acquisition opportunities with respect to its legacy programs (ANA001, NB-01, NB-02 and Gemcabene).

2022 Financial and Operating Results

●	Research and Development (R&D) Expenses were $2.8 million for the year ended December 31, 2022 as compared to $6.5 million for the year ended December 31, 2021. The $3.8 million decrease was primarily related to reduced clinical trial activity and drug manufacturing costs of approximately $2.7 as the Company completed the ANA001 clinical trial and reduced payroll, consulting and overhead costs of approximately $1.1 million.

●	General and Administrative Expenses were $8.6 million for the year ended December 31, 2022, compared to $8.7 million for the year ended December 31, 2021. The decrease of $0.1 million was primarily due to decreases in payroll, insurance and overhead of $0.5 million, $0.4 million and $0.1 million, respectively, offset by increases in legal and professional fees of $0.7 million, attributed mostly to the pursuit of business opportunities, and by an increase in stock-based compensation of $0.2 million.

●	Net Loss for the year ended December 31, 2022 was $14.0 million, or $ 5.43 per basic and diluted share, based on 2,573,624 weighted average shares of common stock outstanding, compared with a net loss of $15.3 million, or $19.81 per basic and diluted share, based on 771,442 weighted average shares of common stock outstanding for the year ended December 31, 2021.

●	Cash and Cash Equivalents were $33.4 million as of December 31, 2022, compared with $16.4 million as of December 31, 2021. The company expects its cash position will be adequate to fund operations into 2024

About NeuroBo Pharmaceuticals

NeuroBo Pharmaceuticals, Inc., is a clinical-stage biotechnology company focused on therapies for cardiometabolic diseases. Its primary therapeutics programs include DA-1241 and DA-1726. DA-1241 is a novel G-Protein-Coupled Receptor 119 (GPR119) agonist, which promotes the release of key gut peptides GLP-1, GIP and PYY, which, in turn, play an important role in glucose metabolism, lipid metabolism and weight loss. DA-1726 is a novel oxyntomodulin (OXM) analogue functioning as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. OXM is a naturally-occurring, 37-amino acid peptide hormone that is released from the gut after ingestion of a meal, activating both the GLP-1 and glucagon receptors, prompting reduced food intake as well as an increase in energy expenditure, potentially resulting in superior body weight loss compared to selective GLP-1 receptor agonists. For more information, please visit www.neurobopharma.com.

Forward Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the closing of the offering of securities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercial strategy, the timeline for regulatory submissions and potential regulatory approval of our current and future product candidates, the ability to realize the benefits of the license from Dong-A, including the impact on future financial and operating results of NeuroBo; the ability to integrate the new product candidates into NeuroBo’s business in a timely and cost-efficient manner; the cooperation of our contract manufacturers, clinical study partners and others involved in the development of our current and future product candidates; costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; changes in applicable laws or regulations; effects of changes to NeuroBo’s stock price on the terms of the license agreement and any future fundraising; and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. NeuroBo does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com

- Tables to Follow -

NeuroBo Pharmaceuticals, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts and par value)

	December 31,	December 31,
	2022	2021

Assets
Current assets:
Cash	$33,364	$16,387
Prepaid expenses	168	197
Total current assets	33,532	16,584
Right-of-use assets and other	—	105
Property and equipment, net	2	110
Total assets	$33,534	$16,799
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$708	$830
Accrued liabilities	280	1,301
Warrant liabilities	10,796	—
Lease liability, short-term	—	26
Total current liabilities	11,784	2,157
Lease liability, long-term	—	45
Total liabilities	11,784	2,202
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized as of December 31, 2022 and December 31, 2021; no shares issued or outstanding as of December 31, 2022 and December 31, 2021.	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 25,436,019 and 888,693 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	25	1
Additional paid–in capital	117,520	96,420
Accumulated other comprehensive income	—	4
Accumulated deficit	(95,795)	(81,828)
Total stockholders’ equity	21,750	14,597
Total liabilities and stockholders’ equity	$33,534	$16,799

NeuroBo Pharmaceuticals, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Year Ended
	December 31,
	2022	2021
Operating expenses:
Research and development	$2,778	$6,546
Acquired in-process research and development	8,210	—
General and administrative	8,640	8,752
Total operating expenses	19,628	15,298
Loss from operations	(19,628)	(15,298)
Other income (expense)
Interest income	—	14
Financing expense	(2,191)	—
Change in fair value of warrant liabilities	7,935	—
Other expense	(83)	—
Total other income	5,661	14
Loss before income taxes	(13,967)	(15,284)
Provision for income taxes	—	—
Net loss	(13,967)	(15,284)
Other comprehensive loss, net of tax	(4)	(10)
Comprehensive loss	$(13,971)	$(15,294)
Loss per share:
Net loss per share, basic and diluted	$(5.43)	$(19.81)
Weighted average shares of common stock outstanding:
Basic and diluted	2,573,624	771,422